CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

First Rate Staffing Corporation:

We consent to the inclusion in the foregoing Registration Statement on Form S-1 Amendment No.3 of our report dated April 10, 2013, relating to our audits of the consolidated balance sheets of First Rate Staffing Corporation as of December 31, 2012 and 2011, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. Our report dated April 10, 2013, relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 Amendment No.3 of our report dated June 25, 2012, relating to our audits of the balance sheets of First Rate Staffing, Inc. as of December 31, 2011 and 2010, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010. Our report dated June 25, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 Amendment No.3 of our report dated June 25, 2012, relating to our audits of the balance sheets of First Rate Staffing, LLC as of December 31, 2011 and 2010, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 2011 and the period from April 20, 2010 (Inception) through December 31, 2010.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 Amendment No.3 of our report dated March 28, 2012, relating to our audits of the balance sheets of Moosewood Acquisition Corporation as of December 31, 2011, and the related statements of operations, shareholders' equity, and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. Our report dated March 28, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

September 29, 2013